Exhibit (13)(aaa)

Amendment to Statement of Work

This amendment, dated March 26, 2019 (this “Amendment”) amends the Statement of Work, dated October 15, 2018 (the “Original SOW” and as modified by this Amendment, the “SOW”), between Ernst & Young LLP (“we” or “EY”) and Calamos Advisors LLC (“you” or “Client”) related to the tax operations outsourcing Services. Capitalized terms used, but not otherwise defined, in this Amendment shall have the respective meanings ascribed to them in the Original SOW and identical terms defined in this Amendment and in the Original SOW shall have the respective meanings ascribed to them herein. The Original SOW was executed pursuant to the agreement, dated October 15, 2018, between EY and Calamos Advisors LLC (the “Agreement”).

Except as modified by this Amendment, all terms and conditions of the Original SOW shall continue in full force and effect and be unaffected by this Amendment.

Client and EY agree to the following amendments to the Original SOW:

Entities to Which Applicable

Appendix I of the Agreement listing the Funds is hereby replaced with the attached Appendix I.

Fees

The terms and conditions of the Agreement address our fees and expenses generally. In addition to the fees and expenses described in the Original SOW, our fees and expenses for the Services shall be increased by $7,000.

Your obligation to pay our fees and expenses is not contingent upon the results of the Services or the consummation of any transaction.

In witness whereof, the parties have executed this Amendment as of the date set forth above.

AGREED:

ERNST & YOUNG LLP	CALAMOS ADVISORS TRUST

SOW Amendment Template (General) V2 02.27.17

Calamos Advisors LLC

Contract ID 111975

A member firm of Ernst & Young Global Limited

By: /s/ Ryan Ross	By: /s/ J. Christopher Jackson
Name: Ryan Ross	Name: J. Christopher Jackson
Title: Partner	Title: Vice President and Secretary

CALAMOS INVESTMENT TRUST, on behalf of itself and each series thereunder	CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND

By: /s/ J. Christopher Jackson	By: /s/ J. Christopher Jackson
Name: J. Christopher Jackson	Name: J. Christopher Jackson
Title: Vice President and Secretary	Title: Vice President and Secretary

CALAMOS CONVERTIBLE AND HIGH INCOME FUND	CALAMOS STRATEGIC TOTAL RETURN FUND

By: /s/ J. Christopher Jackson	By: /s/ J. Christopher Jackson
Name: J. Christopher Jackson	Name: J. Christopher Jackson
Title: Vice President and Secretary	Title: Vice President and Secretary

CALAMOS GLOBAL TOTAL RETURN FUND	CALAMOS GLOBAL DYNAMIC INCOME FUND

By: /s/ J. Christopher Jackson	By: /s/ J. Christopher Jackson
Name: J. Christopher Jackson	Name: J. Christopher Jackson
Title: Vice President and Secretary	Title: Vice President and Secretary

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND	CALAMOS LONG/SHORT EQUITY & INCOME 2028 TERM TRUST

By: /s/ J. Christopher Jackson	By: /s/ J. Christopher Jackson
Name: J. Christopher Jackson	Name: J. Christopher Jackson
Title: Vice President and Secretary	Title: Vice President and Secretary

SOW Amendment Template (General) V2 02.27.17

Calamos Advisors LLC

Contract ID 111975

A member firm of Ernst & Young Global Limited

Appendix I

Calamos Investment Trust
No.	Fund Name	Symbol
1	Calamos Dividend Growth Fund	CADVX
2	Calamos Growth Fund	CVGRX
3	Calamos Growth and Income Fund	CVTRX
4	Calamos Opportunistic Value Fund	CVAAX
5	Calamos Emerging Market Equity Fund	CEGAX
6	Calamos Evolving World Growth Fund	CNWGX
7	Calamos Global Equity Fund	CAGEX
8	Calamos Global Growth and Income Fund	CVLOX
9	Calamos International Growth Fund	CIGRX
10	Calamos Convertible Fund	CCVIX
11	Calamos Global Convertible Fund	CAGCX
12	Calamos Hedged Equity Fund	CAHEX
13	Calamos Phineus Long/Short Fund	CPLSX
14	Calamos Market Neutral Income Fund	CVSIX
15	Calamos High Income Opportunities Fund	CHYDX
16	Calamos Total Return Bond Fund	CTRAX
17	Calamos Short-Term Bond Fund	CSTBX
18	Calamos Timpani Small Cap Growth Fund

Calamos Closed-End Funds
1	Calamos Dynamic Convertible and Income Fund	CCD
2	Calamos Convertible Opportunities and Income Fund	CHI
3	Calamos Convertible and High Income Fund	CHY
4	Calamos Global Dynamic Income Fund	CHW
5	Calamos Global Total Return Fund	CGO
6	Calamos Strategic Total Return Fund	CSQ
7	Calamos Long/Short Equity & Income 2028 Term Trust	CPZ

Calamos Advisors Trust
1	Calamos Growth and Income Portfolio	CAT

SOW Amendment Template (General) V2 02.27.17

Calamos Advisors LLC

Contract ID 111975

A member firm of Ernst & Young Global Limited